Exhibit 99.1

PROGENICS PHARMACEUTICALS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

New York, New York, August 7, 2018 – Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) announced today that it is offering to sell shares of its common stock in an underwritten public offering pursuant to an effective shelf registration statement. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual terms of the offering.

Jefferies and Credit Suisse are acting as joint book-running managers for the proposed offering. In addition, Progenics intends to grant the underwriters a 30-day option to purchase additional shares of common stock on the same terms and conditions as the shares offered in the public offering. All shares to be sold in the offering will be sold by Progenics.

Progenics intends to use the net proceeds from the offering for research and development and general corporate purposes. Progenics may also use a portion of the net proceeds to acquire, license or invest in businesses, products, product candidates, technologies, intellectual property or other assets that are complementary to its own.

Any offer, if at all, will be made only by means of a written prospectus and prospectus supplement forming a part of the effective shelf registration statement. A preliminary prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov or by contacting Jefferies LLC, Equity Syndicate Prospectus Department, at 520 Madison Avenue, New York, New York, 10022, or by calling (877) 821-7388, or by emailing Prospectus_Department@Jefferies.com or by contacting Credit Suisse Securities (USA) LLC, Credit Suisse Prospectus Department, at One Madison Avenue, New York, New York, 10010, or by calling (800) 221-1037, or by emailing newyork.prospectus@credit-suisse.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Progenics

Progenics develops innovative medicines and other technologies to target and treat cancer, including: (1) therapeutic agents designed to treat cancer (AZEDRA®, 1095, and PSMA TTC); (2) prostate-specific membrane antigen (“PSMA”) targeted imaging agents for prostate cancer (1404 and PyLTM); and (3) imaging analysis technology. Progenics has two commercial products, RELISTOR® (methylnaltrexone bromide) subcutaneous injection for the treatment of opioid-induced constipation, which is partnered with Salix Pharmaceuticals, Inc. (a wholly-owned subsidiary of Bausch Health Companies Inc. (formerly known as Valeant Pharmaceuticals International, Inc.)); and AZEDRA, for the treatment of patients with unresectable, locally advanced or metastatic pheochromocytoma or paraganglioma (rare neuroendocrine tumors of neural crest origin) who require systemic anticancer therapy.

This press release contains projections and other “forward-looking statements” regarding future events. Statements contained in this communication that refer to Progenics’ estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Progenics’ current perspective of existing trends and information as of the date of this communication. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such statements are predictions only, and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include, among others, the risk that the offering may be delayed or may not occur due to market or other conditions and/or to customary closing conditions related to the offering not being satisfied. More information concerning Progenics and such risks and uncertainties is available on its website, and in its press releases and reports it files with the U.S. Securities and Exchange Commission, including those risk factors included in its Annual Report on Form 10-K for the annual period ended December 31, 2017 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018. Progenics is providing the information in this press release as of its date and, except as expressly required by law, Progenics disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

Contact:	Melissa Downs
Investor Relations
(646) 975-2533
mdowns@progenics.com